MIDLANDLOANSERVICES
March 8, 2005
Via UPS
(410) 884-2194
Ms. Jennifer Richardson
Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD
USA 21045-1951
Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-
Through Certificates, Series 2004-Cl
Pooling and Servicing Agreement
OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii) to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub-servicing agreement in all material respects; and, (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S. Code.

3/8/05
Date

/s/ Steven W. Smith
Steven W. Smith
Executive Vice President

A member of The PNC Financial Services Group
10851 Mastin Suite 300 Overland Park Kansas 66210
www.midlandls.com

cc:
Mr. Guy Charette
Cadim TACH, Inc.
c/o CDP Capital Real Estate Advisors, CDP Capital Center
1000 Jean-Paul-Rjopelle Place, Suite A-300
Montreal, Quebec H2Z 2B6

Mr. Edmund Taylor
Credit Suisse First Boston Mortgage Securities Corporation
11 Madison Avenue
New York, NY 10010-0000

Mr. Charles Spetka
CW Capital
One Charles River Place
63 Kendrick Street
Needham, MA 02492-0000

Attn: Commercial Mortgage Surveillance
Moody's Investor Services, Inc.
99 Church Street, 4th Floor
New York, NY 10007-0000

Attn: CMBS Surveillance
Standard & Poor's Ratings Services
55 Water Street, 41st Floor
New York, NY 10041-0000
Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1